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                                                                    Exhibit 16.1






Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 15, 2002

Dear Sir/Madam:

We have read the second paragraph of Item 4 included in the Form 8-K dated May 15, 2002 of Deltek Systems, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

 /s/  Arthur Andersen LLP

Arthur Andersen LLP






cc: Ms. Lori Becker, CFO, Deltek Systems, Inc.